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                                                                     EXHIBIT 5.1


             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]


                                    March 4, 1997


Nationwide Financial Services, Inc.
Nationwide Financial Services Capital Trust
One Nationwide Plaza
Columbus, OH  43215-2220

        Re:  Nationwide Financial Services Inc. and Nationwide
             Financial Services Capital Trust -- Registration
             Statement on Form S-1 (File No. 333-18533)
             -------------------------------------------------

Dear Ladies and Gentlemen:

          We are acting as counsel for Nationwide Financial Services, Inc., a Delaware corporation (the "Company"), and Nationwide Financial Services Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the proposed issue and sale of $100,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company, $100,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities") of the Trust, and a guarantee with respect to the Capital Securities (the "Guarantee") executed and delivered by the Company for the benefit of the holders of the Capital Securities, pursuant to the above captioned Registration Statement (the "Registration Statement").

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the form of Indenture with respect to the Debentures, the form of the Debenture, the form of the Capital Securities Guarantee Agreement (which includes the form of the Guarantee) and such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. In addition, we have assumed that the Indenture and the Capital Securities Guarantee Agreement (including the form of Guarantee contained therein), when executed, will be in substantially the form reviewed by us. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.
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Nationwide Financial Services, Inc.
Nationwide Financial Services Capital Trust
March 4, 1997
Page 2


          Based on the foregoing, we are of the opinion that:

          1. The Debentures, upon issuance, delivery and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the Indenture (filed as Exhibit 4.1 to the Registration Statement), will be duly and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, rehabilitation, liquidation, moratorium or other similar laws affecting the rights of the creditors generally and to general principles of equity.

          2. The Guarantee (filed as Exhibit 4.4 to the Registration Statement), when executed, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, rehabilitation, liquidation, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity.

          Our opinion set forth herein is limited in all cases to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware.

          We understand that you have received an opinion from Richards, Layton & Finger, L.L.P., special Delaware counsel for the Company and the Trust. We are expressing no opinion with respect to the matters contained in such opinion.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                         Very truly yours,


                         LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.